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                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                                      ----------

TIMOTHY B. MATZ          Telephone:  (202) 347-0300       JEFFREY D. HAAS
STEPHEN M. EGE          Facsimile:   (202) 347-2172       KEVIN M. HOULIHAN
W. MICHAEL HERRICK                                        KENNETH B. TABACH
GERARD L. HAWKINS                                         PATRICIA J. WOHL
NORMAN B. ANTIN                                           FIORELLO J. VICENCIO*
JOHN P. SOUKENIK*                                         DAVID K. TEEPLES*
GERALD F. HEUPEL, JR.                                     CRISTIN ZEISLER
JEFFREY A. KOEPPEL                                        ANDREW ROSENSTEIN*
DANIEL P. WEITZEL                                         __________________
PHILIP ROSS BEVAN                                         OF COUNSEL
HUGH T. WILKINSON
                                                          ALLIN P. BAXTER
                            August 21, 1998               JACK I. ELIAS

                                                          SHERYL JONES ALU

*NOT ADMITTED IN D.C.


Board of Directors
CFS Bancorp, Inc.
707 Ridge Road
Munster, Indiana 46321

     Re:  Registration Statement on Form S-8
          883,735 Shares of Common Stock

Ladies and Gentlemen:

     We are special counsel to CFS Bancorp, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of shares of common stock, par value $.01 per share ("Common Stock") of the Corporation issuable upon exercise of certain stock options ("Option Rights") assumed by the Corporation in connection with the merger of SuburbFed Financial Corp. ("SuburbFed") with and into the Corporation in accordance with the terms of the Agreement and Plan of Merger ("Agreement"), dated as of December 29, 1997 by and among the Company, Citizens Financial Services, FSB and SuburbFed. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement and related Prospectus, the Certificate of Incorporation and Bylaws of the Corporation, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore,

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Board of Directors
August 21, 1998
Page 2

we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Agreement will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Agreement will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Agreement, when issued and sold pursuant to the Agreement and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Agreement and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                   By: /s/ Hugh T. Wilkinson
                                       ----------------------------
                                       Hugh T. Wilkinson, a Partner